Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-50075 of Kansas Gas and Electric Company on Form S-3, Nos. 33-23021, 33-23022, 33-23023 and 33-47344 of Western Resources, Inc. on Form S-8 and Nos. 33-49467, 33-49505, 33-49553, and 33-50069 of Western Resources, Inc. on Form
S-3 of our report dated January 29, 1993 appearing in this Annual Report on Form 10-K of Kansas Gas and Electric Company for the year ended December 31, 1993.




DELOITTE & TOUCHE


Kansas City, Missouri
March 18, 1994